UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2011

Hercules Technology Growth Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00702	74-3113410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of Principal Executive Offices)	(Zip Code)

(650) 289-3060
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Hercules Technology Growth Capital Announces Completion of Sale of Portfolio Company InfoLogix

Palo Alto, Calif., January 20, 2011 – Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC), the largest specialty finance company devoted principally to addressing the capital needs of venture capital and private equity-backed companies in the technology, clean technology, and life science industries at all stages of development, with over $2.0 billion in commitments since its founding, today announced that InfoLogix, Inc. (OTCB: IFLG.PK), a leading provider of enterprise mobile solutions for the healthcare and commercial industries, completed the sale of all of its shares on January 18, 2011 to Stanley Black & Decker, Inc. (NYSE: SWK).  This merger included the purchase of all stock and the acquisition of and payoff of debt outstanding, and was valued at approximately $61.2 million prior to transaction fees, closing costs, and working capital adjustments.

As part of this sale, Stanley Black & Decker, Inc. paid cash for Hercules' warrants to acquire shares of common stock of InfoLogix, permitted Hercules to convert certain obligations currently outstanding into common stock and purchased all of InfoLogix's remaining indebtedness owed to Hercules.  An additional press release will follow in the future with further details.

About Hercules Technology Growth Capital, Inc.:
Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance firm providing customized loans to public and private companies in the technology, clean technology, and life science industries, at all stages of development. Since its founding in 2003, Hercules has committed over $2.0 billion in flexible financing solutions to over 150 companies, enabling these companies to maximize their equity by leveraging these assets. Hercules’ strength comes from its deep understanding of credit and the industries it serves, allowing it to partner with venture capital and private equity companies for a less dilutive source of growth capital helping companies to bridge through their critical stages of growth. Hercules offers a full suite of growth capital products at all levels of the capital structure, ranging from $500,000 to $30 million, lines of credit to term loans. The company is headquartered in Palo Alto, CA and has additional offices in Massachusetts and Colorado. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.htgc.com.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:
The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:
Hercules Technology Growth Capital, Inc.
Main, 650.289.3060 HT-HN
info@htgc.com
Sally Borg, 650.289.3066
sborg@htgc.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hercules Technology Growth Capital, Inc.

Date:	January 20, 2011	By:	/s/ Scott Harvey
Scott Harvey
Chief Legal Officer